UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

ORCHARD THERAPEUTICS PLC

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-38722	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
108 Cannon Street London EC4N 6EU United Kingdom (Address of Principal Executive Offices; Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 203 808 8286

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.10 per share	ORTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure.

On July 1, 2021, Orchard Therapeutics plc (the “Company”) and Pharming Group N.V. (“Pharming”) issued a joint press release titled “Orchard Therapeutics and Pharming Group Announce Collaboration to Develop and Commercialize ex vivo autologous HSC Gene Therapy for Hereditary Angioedema.” A copy of the joint press release is furnished as Exhibit 99.1.

The information contained in Item 7.01 of this Report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01Other Events.

On July 1, 2021, the Company announced a strategic collaboration with Pharming to research, develop, manufacture and commercialize OTL-105, a newly disclosed investigational ex vivo autologous hematopoietic stem cell (HSC) gene therapy for the treatment of hereditary angioedema (HAE), a life-threatening rare disorder that causes recurring swelling attacks in the face, throat, extremities and abdomen.

Under the terms of the collaboration, Pharming has been granted worldwide rights to OTL-105 and will be responsible for clinical development, regulatory filings and commercialization of the investigational gene therapy, including associated costs. The Company will lead the completion of IND-enabling activities and oversee manufacturing of OTL-105 during pre-clinical and clinical development, which will be funded by Pharming. In addition, both companies will explore the application of non-toxic conditioning regimen for use with OTL-105 administration.

The Company received an upfront payment of $17.5 million comprising $10 million in cash and a $7.5 million equity investment from Pharming at a premium to the Company’s recent share price. The Company is also eligible to receive up to $189.5 million in development, regulatory and sales milestones as well as mid-single to low double-digit royalty payments on future worldwide sales.

Forward Looking Statements

This Current Report contains certain forward-looking statements about the Company and its collaboration with Pharming, which involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements and which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include express or implied statements relating to, among other things, the Company’s business strategy and goals, the therapeutic potential of the Company’s product candidates, including OTL-105, and the possibility that the Company will earn future milestone or royalty payments. These statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, these risks and uncertainties include, without limitation: the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical studies or clinical trials will not be replicated or will not continue in ongoing or future studies or trials involving the Company’s product candidates, including OTL-105, will be insufficient to support regulatory submissions or marketing approval in the US or EU, as applicable, or that long-term adverse safety findings may be discovered; the risk that any one or more of the Company’s product candidates, including OTL-105, will not be approved, successfully developed or commercialized; the risk of cessation or delay of any ongoing or planned clinical trials; the risk that the Company may not successfully recruit or enroll a sufficient number of patients for its clinical trials; the risk of delays in regulatory submissions; the risk of failure to obtain marketing approval from the applicable regulatory authorities for any of the Company’s product candidates, including for OTL-105, or the receipt of restricted marketing approvals; the risk that the market opportunity for OTL-105 may be lower than estimated; the risk that certain milestones may never be achieved or royalty payments may never be earned and paid; and the severity of the impact of the COVID-19 pandemic on the Company’s business. Given these uncertainties, the reader is advised not to place any undue reliance on such forward-looking statements.

Other risks and uncertainties faced by the Company include those identified under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as filed with the U.S. Securities and Exchange Commission (SEC), as well as subsequent filings and reports filed with the SEC. The forward-looking statements contained in this Current Report reflect the Company’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Joint press release dated July 1, 2021
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHARD THERAPEUTICS PLC

Date: July 1, 2021	By:	/s/ Frank E. Thomas
Frank E. Thomas
President and Chief Operating Officer